UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2009

The Spectranetics Corporation
 (Exact name of registrant as specified in its charter)

Delaware	000-19711	84-0997049
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9965 Federal Drive Colorado Springs, Colorado	80921
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (719) 633-8333

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 29, 2009, The Spectranetics Corporation (the “Company”) announced that it had reached a resolution with the United States Department of Justice (“DOJ”) and the Office of Inspector General (“OIG”) of the United States Department of Health and Human Services regarding the previously disclosed investigation. The Company has been cooperating with the investigation since it became aware of it on September 4, 2008.

As part of the resolution, the Company has entered into a Non-Prosecution Agreement (the “Non-Prosecution Agreement”), dated December 28, 2009, with the DOJ related to the Company’s importation and distribution in interstate commerce of no more than ten (10) catheter guidewires and no more than five (5) balloon catheters manufactured by certain third parties outside of the United States, and the conduct of two post-market studies completed during the period from 2003 to 2005. Pursuant to the Non-Prosecution Agreement, the Company has agreed to a forfeiture of $100,000, and the DOJ has agreed not to prosecute the Company in return for compliance with the terms of the agreement. There are no criminal charges against the Company.

In addition, the Company has entered into a civil Settlement Agreement (the “Settlement Agreement”), dated December 22, 2009, with the DOJ and the OIG.  Pursuant to the terms of the Settlement Agreement, the Company settled civil and administrative claims related to the federal investigation for a cash payment to the United States government of $4.9 million, without any admission of wrongdoing by the Company. As part of the Settlement Agreement, the Company also expressly denied the contentions of the United States, except those specifically included in the Non-Prosecution Agreement.

As part of the resolution, the Company has also agreed to enter a five-year Corporate Integrity Agreement with OIG. The Corporate Integrity Agreement acknowledges the existence of the Company’s corporate compliance program and provides for certain other compliance-related activities during the five-year term of the agreement. Those activities include specific written standards, training, education, review, disclosure and reporting requirements.

The Company remains fully eligible to participate in all federal health care programs.

The foregoing description of the Non-Prosecution Agreement, the Settlement Agreement and the Corporate Integrity Agreement is not complete and is qualified in its entirety by reference to such agreements, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2009

The Spectranetics Corporation
(registrant)

By:       /s/ Guy A. Childs
Guy A. Childs
Chief Financial Officer
(Principal Financial and Accounting
Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Non-Prosecution Agreement dated December 28, 2009 by and among The Spectranetics Corporation and the United States Attorney’s Office for the District of Colorado and the United States Department of Justice’s Office of Consumer Litigation
10.2	Settlement Agreement dated December 22, 2009 by and among The Spectranetics Corporation and the United States of America, acting through the United States Department of Justice and the United States Attorney’s Office for the District of Colorado, on behalf of the Office of Inspector General of the Department of Health and Human Services
10.3	Corporate Integrity Agreement dated December 22, 2009 between the Office of Inspector General of the Department of Health and Human Services and The Spectranetics Corporation